UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	December 15, 2006

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-18110	39-0300430
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)
(262) 334-9461
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On December 15, 2006, the Board of Directors (the “Board”) of Gehl Company (the “Company”) amended the Gehl Company Retirement Income Plan “B” to freeze benefit accruals under the plan for the Company’s executive officers, effective January 1, 2007 (the “Freeze Amendment”). The Freeze Amendment was undertaken pending the results of nondiscrimination testing by the plan’s actuaries in early 2007. In addition, the Board amended the executive officers’ supplemental retirement benefit agreements to increase the benefit payable under such agreements, so as to make whole the executive officers for any benefits lost as a result of the Freeze Amendment. As a result, the executive officers should have no net change in benefits as a result of the Freeze Amendment and the related amendment to the supplemental retirement benefit agreements.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY
Date: December 19, 2006	By: /s/ Michael J. Mulcahy
Michael J. Mulcahy
Vice President, Secretary and General Counsel

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